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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2004

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5725 (Commission file number)	38-1872178 (I.R.S. Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas 77027
(Address of principal executive offices)

Registrant's telephone number, including area code: 713-961-4600

Item 5. Other Events and Regulation FD Disclosure

        On April 30, 2004, Quanex Corporation issued a press release (the "Press Release") announcing that its previously announced $100 million aggregate principal amount of convertible senior debentures due 2034 (the Debentures) have been priced at an annual interest rate of 2.5%. The Debentures are convertible into shares of Quanex common stock, upon the occurrence of certain events, at a conversion price of $57.50 per share. In addition, an incremental $25 million may be raised if the initial purchasers exercise their right to acquire additional debentures in connection with the offering.

        The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

99.1
Press Release of Quanex Corporation dated April 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation
Date: April 30, 2004	By:	/s/ TERRY M. MURPHY Terry M. Murphy Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99.1*	Press Release of Quanex Corporation dated April 30, 2004.

*
Filed herewith

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SIGNATURES